UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
 The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) August 29, 2016
Frequency Electronics, Inc.
(Exact name of registrant as specified in its charter)
Delaware	1-8061	11-1986657
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Charles Lindbergh Blvd., Mitchel Field, NY	11553
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code:   516-794-4500
____________________________________________________
 (Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 29, 2016, Admiral S. Robert Foley Jr. and General Joseph P. Franklin notified the Board of Directors (the “Board”) of Frequency Electronics, Inc. (the “Company”) that they will not stand for reelection to the Board at the Company’s Annual Meeting on November 1, 2016 and will stand down from the Board on October 31, 2016.  The decision of each Admiral Foley and General Franklin not to stand for reelection to the Board at the Company's upcoming Annual Meeting was not the result of any disagreement with the Company on any matter relating to its operations, policies or practices.

On August 29, 2016, the Board decided, following Admiral Foley’s and General Franklin’s decision not to seek reelection to the Board, in accordance with Sections 2.1 and 2.2 of the Amended and Restated Bylaws of the Company, to decrease the size of the Board from seven to five members, effective as of October 31, 2016.

On August 29, 2016, the Board appointed each of Dr. Stanton D. Sloane and Mr. Russell M. Sarachek to the Board’s Audit Committee and to the Board’s Compensation Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 1, 2016	FREQUENCY ELECTRONICS, INC. By: /s/ Steven L. Bernstein Name: Steven L. Bernstein Title: Chief Financial Officer